                                                                   Exhibit 10.51

                              COAL SUPPLY AGREEMENT

     This is a coal supply agreement (the "Agreement") dated January 1, 2002 between LOUISVILLE GAS AND ELECTRIC COMPANY ("LG&E") and KENTUCKY UTILITIES COMPANY ("KU"), each a Kentucky corporation, 220 West Main Street, Louisville, Kentucky 40202 (together "Buyer"), and BLACK BEAUTY COAL COMPANY, an Indiana corporation, 414 South Fares Avenue, Evansville, Indiana 47702, ("Seller").

     The parties hereto agree as follows:

                                   WITNESSETH:

     WHEREAS, LG&E and KU are electric utility companies which desire to purchase steam coal; and

     WHEREAS, Buyer and Seller desire to enter into a coal supply agreement pursuant to which the Seller will supply coal to Buyer under the terms as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. GENERAL.

     (a) The above recitals are true and correct and comprise a part of this Agreement.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     (b) Seller will sell to Buyer and Buyer will buy from Seller steam coal under all the terms and conditions of this Agreement. Hereinafter, the term "Buyer" shall refer to LG&E with regard to the portion of the coal that is purchased by LG&E, and shall refer to KU with regard to the portion of the coal that is purchased by KU.

     (c) Each covenant, representation and warranty given by Seller herein is a material inducement for Buyer to enter into this Agreement.

     SECTION 2. TERM. The term of this Agreement shall commence on January 1, 2002 and shall continue through December 31, 2005, subject to the price review set forth in section 8.1.

     SECTION 3. QUANTITY.

     Section 3.1 BASE QUANTITY. Subject to the price review set forth in section 8.1, Seller shall sell and deliver, and Buyer shall purchase and accept delivery of the following annual base quantity of coal ("Base Quantity"):

                  YEAR                      BASE QUANTITY (TONS)
                  ----                      --------------------
                  2002                                 500,000
                  2003                               1,000,000
                  2004                               1,000,000
                  2005                               1,000,000

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

The Base Quantity will be delivered in approximately equal monthly quantities as adjusted during the year to reflect outages.

     SECTION 4. SOURCE.

     Section 4.1 SOURCE. The coal sold hereunder shall be supplied primarily from geological seam Indiana #6 and #5, from Seller's Somerville North and Central Mines, Gibson County, Indiana (the "Coal Property").

     Section 4.2 ASSURANCE OF OPERATION AND RESERVES. Seller represents and warrants that the Coal Property contains economically recoverable coal of a quality and in quantities which will be sufficient to satisfy all the requirements of this Agreement. Seller agrees and warrants that it will have at the Coal Property adequate machinery, equipment and other facilities to produce, prepare and deliver coal in the quantity and of the quality required by this Agreement. Seller further agrees to operate and maintain such machinery, equipment and facilities in accordance with good mining practices so as to efficiently and economically produce, prepare and deliver such coal.

     Section 4.3 NON-DIVERSION OF COAL. Seller agrees and warrants that it will not, without Buyer's express prior written consent, use or sell coal from the Coal Property in a way that will reduce the economically recoverable balance of coal in the Coal Property to an amount less than that required to be supplied to Buyer hereunder.

     Section 4.4 SELLER'S PREPARATION OF MINING PLAN. Seller shall have prepared a complete mining plan for the Coal Property with adequate supporting data to demonstrate Seller's capability to

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

have coal produced from the Coal Property which meets the quantity and quality specifications of this Agreement. Seller shall, upon Buyer's request during Coal Property Inspections, if any (made pursuant to section 19), provide information to Buyer of such mining plan which shall contain maps and a narrative depicting areas and seams of coal to be mined and shall include (but not be limited to) the following information: (i) reserves from which the coal will be produced during the term hereof and the mining sequence, by year (or such other time intervals as mutually agreed) during the term of this Agreement, from which coal will be mined; (ii) methods of mining such coal; (iii) methods of transporting and, in the event a preparation plant is utilized by Seller, the methods of washing coal to insure compliance with the quantity and quality requirements of this Agreement including a description and flow sheet of the preparation plant;
(iv) quality data plotted on the maps depicting data points and isolines by ash, sulfur, and Btu; (v) quality control plans including sampling and analysis procedures to insure individual shipments meet quality specifications; and (vi) Seller's aggregate commitments to others to sell coal from the Coal Property during the term of this Agreement.

    Buyer's receipt of information or data furnished by Seller (the "Mining Information") shall not in any manner or way relieve Seller of any of Seller's obligations or responsibilities under this Agreement; nor shall such review be construed as constituting an approval of Seller's proposed mining plan as prudent mining practices, such review by Buyer being limited solely to a determination, for Buyer's purposes only, of Seller's capability to supply coal to fulfill Buyer's requirements of a dependable coal supply.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     Section 4.5 SUBSTITUTE COAL. Notwithstanding the above representations and warranties, in the event that Seller is unable to produce or obtain coal from the Coal Property in the quantity and of the quality required by this Agreement, and such inability is not caused by a force majeure event as defined in section 10, then Buyer will have the option of requiring that Seller supply substitute coal from other facilities and mines. Seller shall also have the right to supply substitute coal from other facilities and mines or from third parties after having received Buyer's prior written consent (which shall not be unreasonably withheld). Such substitute coal shall be provided under all the terms and conditions of this Agreement including, but not limited to, the quantity provisions of section 3.1, the price provisions of section 8, the quality specifications of section 6.1, and the provisions of section 5 concerning reimbursement to Buyer for increased transportation costs. Seller's delivery of coal not produced from the Coal Property without having received the express written consent of Buyer shall constitute a material breach of this Agreement.

     SECTION 5. DELIVERY.

     Section 5.1 BARGE DELIVERY. The coal shall be delivered to Buyer F.O.B. barge at the following points (the "Delivery Point"), the Evansville Terminal Dock, at mile point 784.0 on the Ohio River or the Yankeetown Dock, at mile point 772.5 on the Ohio River. Seller may deliver the coal at a location different from the Delivery Point, provided, however, that Seller shall reimburse Buyer for any resulting increases in the cost of transporting the coal to Buyer's generating stations. Buyer shall retain any resulting savings in such transportation costs.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     Title to and risk of loss of coal sold will pass to Buyer and the coal will be considered to be delivered when barges containing the coal are disengaged by Buyer's barging contractor from the loading dock. Buyer or its contractor shall furnish suitable barges in accordance with a delivery schedule provided by Buyer to Seller. Seller shall arrange and pay for all costs of transporting the coal from the mines to the Delivery Point and loading and trimming the coal into barges to the proper draft and the proper distribution within the barges. Buyer shall arrange for transporting the coal by barge from the Delivery Point to its generating station(s) and shall pay for the cost of such transportation. For delays caused by Seller in meeting the scheduling of shipments with Buyer's barging contractor, Seller shall be responsible for any demurrage or other penalties assessed by said barging contractor (or assessed by Buyer) which accrue at the Delivery Point, including the demurrage, penalties for loading less than the minimum of 1,500 tons per barge, or other penalties assessed for barges not loaded in conformity with applicable requirements. Buyer shall be responsible to deliver barges in as clean and dry condition as practicable. Seller shall require of the loading dock operator that the barges and towboats provided by Buyer or Buyer's barging contractor be provided convenient and safe berth free of wharfage, dockage and port charges; that while the barges are in the care and custody of the loading dock, all U.S. Coast Guard regulations and other applicable laws, ordinances, rulings, and regulations shall be complied with, including adequate mooring and display of warning lights; that any water in the cargo boxes of the barges be pumped out by the loading dock operator prior to loading; that the loading operations be performed in a workmanlike manner and

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

in accordance with the reasonable loading requirements of Buyer and Buyer's barging contractor; and that the loading dock operator carry landing owner's insurance with basic coverage of not less than $300,000, and total of basic coverage and excess liability coverage of not less than $1,000,000, and provide evidence thereof to Buyer in the form of a certificate of insurance from the insurance carrier or an acceptable certificate of self-insurance with requirement for 30 days advance notification of Buyer in the event of termination of or material reduction in coverage under the insurance.

     Section 5.2 RAIL DELIVERY. The coal shall be delivered to Buyer F.O.B. railcar at the rail loading facility at Somerville North and/or Central rail loadouts the ("Delivery Point"), near Oakland City, Indiana, on the Indiana Southern railroad. Seller may deliver the coal at a location different from the Delivery Point, provided, however, that Seller shall reimburse Buyer for any resulting increases in the cost of transporting the coal to Buyer's generating stations. Any resulting savings in such transportation costs shall be retained by Buyer.

     Title to and risk of coal sold will pass to Buyer and the coal will be considered to be delivered when it is loaded into railcars at the rail loading facility. Buyer or its contractor shall furnish suitable railcars in accordance with a delivery schedule provided by Buyer to Seller. Seller shall be responsible for and pay the cost of repairs for any damages caused by Seller to railcars owned or leased by Buyer while such railcars are in Seller's control or custody. Seller shall comply with the applicable provisions of Buyer's rail tariff.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     Section 5.2.1 FREEZE CONDITIONING. At Buyer's request, Seller shall treat (or have treated) any shipment of coal hereunder with a freeze conditioning agent approved by Buyer in order to maintain coal handling characteristics during shipment. If requested by Buyer, Seller shall also treat (or have treated) any railcars specified by Buyer with a side release agent approved by Buyer. The price for such requested chemical treatment shall be an amount equal to Seller's cost of materials applied on a per gallon basis for each application of freeze conditioning agent or side release agent, as the case may be. Seller shall invoice Buyer for all such treatment which occurred in a calendar month by the fifteenth of the following month; and payment shall be mailed by the twenty-fifth of such following month or within ten days after receipt of Seller's invoice, whichever is later.

     SECTION 6. QUALITY.

     Section 6.1 SPECIFICATIONS.

     (a) The coal delivered hereunder shall conform to the following specifications on an "as received" basis:

                                  GUARANTEED MONTHLY          REJECTION LIMITS
     SPECIFICATIONS               WEIGHTED AVERAGE(1)         (PER SHIPMENT)
     --------------               --------------------        ----------------
     B.T.U./lb.                       min. 11,000             <   10,700
                                           -------                -------

     CHLORINE                         max.   0.03             >     0.04
                                           -------                -------
     FLUORINE                         max.   0.005            >     0.006
                                           -------                -------
     NITROGEN                         max.   1.40             >     1.50
                                           -------                -------

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     ASH/SULFUR RATIO                 min. 2.70:1           <  2.40:1
                                           ------              -------
     SIZE (3" x 0"):
           Top size (inches)**        max. 3x0              >     3x0
                                           ------              -------
           Fines (% by wgt)
           Passing 1/4" screen        max.  40              >      50
                                           ------              -------

     % BY WEIGHT:
     VOLATILE                         min.  32              <      30
                                           ------              -------
     FIXED CARBON                     min.  40              <      38
                                           ------              -------
     GRINDABILITY (HGI)               min.  50              <      48
                                           ------              -------

     BASE ACID RATIO (B/A)                 .55              >      .60
                                           ------              -------

     SLAGGING FACTOR***               max. 2.40             >     2.60
                                           ------              -------
     FOULING FACTOR****               max.  .35             >      .40
                                           ------              -------

     ASH FUSION TEMPERATURE (DEGREE F) (ASTM D1857)

     REDUCING ATMOSPHERE
     Initial Deformation              min. 2000           min. 1925
                                           ----                -----
     Softening (H=W)                  min. 2025           min. 1990
                                           ----                -----
     Softening (H=1/2W)               min. 2050           min. 2025
                                           ----                -----
     Fluid                            min. 2125           min. 2100
                                           ----                -----

     OXIDIZING ATMOSPHERE
     Initial Deformation              min. ________       min. ________
     Softening (H=W)                  min. ________       min. ________
     Softening (H=1/2W)               min. ________       min. ________
     Fluid                            min. ________       min. ________

     (1) An actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Louisville Gas and Electric generating stations and a separate actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Kentucky Utility generating stations.

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                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     ** All the coal will be of such size that it will pass through a screen having circular perforations three (3) inches in diameter, but shall not contain more than fifty per cent (50%) by weight of coal that will pass through a screen having circular perforations one-quarter (1/4) of an inch in diameter.

     ***  Slagging Factor (R(s))=(B/A) X (Percent Sulfur by Weight(Dry))

     **** Fouling Factor (R(f))=(B/A) X (Percent Na2O by Weight(Dry))

     The Base Acid Ratio (B/A) is herein defined as:
     BASE ACID RATIO (B/A) =     (Fe(2)O(3) + CaO + MgO + Na(2)O + K(2)O)
                                                 DIVIDED BY
                                     (SiO(2)  +  A1(2)O(3)  +  TiO(2))

     Note: As used herein     >   means greater than:
                              <   means less than.

     (b) In addition to the specifications set forth in section 6.1(a), the coal delivered hereunder designated as Quality 1 shall conform on an "as received" basis to the following specifications:

                                    QUALITY 1 (1)
                                    -------------

                                  GUARANTEED MONTHLY          REJECTION LIMITS
     SPECIFICATIONS               WEIGHTED AVERAGE(2)         (PER SHIPMENT)
     --------------               --------------------        ----------------
     lbs./MMB.T.U.

     Ash                          max. 10.50                  >   11.10
                                       -----                      -----
     Moisture                     max. 13.0                   >   14.10
                                       -----                      -----
     Sulfur                       max. 3.125                  >   3.250
                                       -----                      -----

     (1) During any calendar year during the term of this Agreement, Buyer can specify no more than fifty percent (50%) of the base quantity tons for that calendar year as Quality 1.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

          Buyer will specify the qualities (Quality 1, Quality 2, and/or Quality
          3) and the required base quantity tons for each different quality, that is to be delivered during a calendar year, no later than sixty days prior to the start of that calendar year.

     (2) An actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Louisville Gas and Electric generating stations and a separate actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Kentucky Utility generating stations.

     (c) In addition to the specifications set forth in section 6.1(a), the coal delivered hereunder designated as Quality 2 shall conform on an "as received" basis to the following specifications:

                                    QUALITY 2 (1)
                                    -------------

                                  GUARANTEED MONTHLY          REJECTION LIMITS
     SPECIFICATIONS               WEIGHTED AVERAGE(2)         (PER SHIPMENT)
     --------------               --------------------        ----------------
     lbs./MMB.T.U.

     Ash                          max. 10.70                  >  11.50
                                       -----                      -----
     Moisture                     max. 12.50                  >  13.45
                                       -----                      -----
     Sulfur                       max.  3.30                  >   3.50
                                       -----                      -----

     (1)  Buyer will specify the qualities (Quality 1, Quality 2, and/or Quality
          3) and the required base quantity tons for each different quality, that is to be delivered during a calendar year, no later than sixty days prior to the start of that calendar year.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     (2) An actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Louisville Gas and Electric generating stations and a separate actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Kentucky Utility generating stations.

     (d) In addition to the specifications set forth in SECTION 6.1(a), the coal delivered hereunder designated as Quality 3 shall conform on an "as received" basis to the following specifications:

                                    QUALITY 3 (1)
                                    -------------

                                  GUARANTEED MONTHLY          REJECTION LIMITS
     SPECIFICATIONS               WEIGHTED AVERAGE (2)        (PER SHIPMENT)
     --------------               --------------------        ----------------
     LBS./MMB.T.U.

     Ash                          max. 11.50                  >  12.50
                                       -----                     -----
     Moisture                     max. 12.50                  >  13.45
                                       -----                     -----
     Sulfur                       max.  3.75                  >   3.90
                                       -----                     -----

     (1)  Buyer will specify the qualities (Quality 1, Quality 2, and/or Quality
          3) and the required base quantity tons for each different quality, that is to be delivered during a calendar year, no later than sixty days prior to the start of that calendar year.

     (2) An actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Louisville Gas and Electric generating stations and a separate actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Kentucky Utility generating stations.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     Section 6.2 DEFINITION OF "SHIPMENT". As used herein, a "shipment" shall mean one barge load, a barge lot load, or one unit trainload, in accordance with Buyer's sampling and analyzing practices.

     Section 6.3 REJECTION. Buyer has the right, but not the obligation, to reject any shipment which fail(s) to conform to any of the Rejection Limits set forth in section 6.1 or contains extraneous materials. Buyer must reject such coal within seventy-two (72) hours of receipt of the coal analysis provided for in section 7.2 or such right to reject is waived. In the event Buyer rejects such non-conforming coal, title to and risk of loss of the coal shall be considered to have never passed to Buyer and Buyer shall return the coal to Seller or, at Seller's request, divert such coal to Seller's designee, all at Seller's cost and risk. Seller shall replace the rejected coal within five (5) working days from notice of rejection with coal conforming to the Rejection Limits set forth in section 6.1. If Seller fails to replace the rejected coal within such five (5) working day period or the replacement coal is rightfully rejected, Buyer may purchase coal from another source in order to replace the rejected coal. Seller shall reimburse Buyer for (i) any amount by which the actual price plus transportation costs to Buyer of such coal purchased from another source exceed the price of such coal under this Agreement plus transportation costs to Buyer from the Delivery Point; and (ii) any and all transportation, storage, handling, or other expenses that have been incurred by Buyer for rightfully rejected coal. This remedy is in addition to all of Buyer's other remedies under this Agreement and under applicable law and in equity for Seller's breach.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     If Buyer fails to reject a shipment of non-conforming coal which it had the right to reject for failure to meet any or all of the Rejection Limits set forth in section 6.1 or because such shipment contained extraneous materials, then such non-conforming coal shall be deemed accepted by Buyer; however, the quantity Seller is obligated to sell to Buyer under the Agreement may or may not be reduced by the amount of each such non-conforming shipment at Buyer's sole option and the shipment shall nevertheless be considered "rejectable" under section 6.4. Further, for shipments containing extraneous materials, which include, but are not limited to, slate, rock, wood, corn husks, mining materials, metal, steel, etc., the estimated weight of such materials shall be deducted from the weight of that shipment.

     Section 6.4 SUSPENSION AND TERMINATION.

     If the coal sold hereunder fails to meet one or more of the Guaranteed Monthly Weighted Averages set forth in section 6.1 (as to either or both of LG&E or KU) for any two (2) months in a six (6) month period, or if nine (9) barge shipments in a 30 day period are rejectable by Buyer, or if Buyer receives at generating station(s) two (2) rail shipments which are rejectable in any 30 day period, then Buyer may upon notice confirmed in writing and sent to Seller by certified mail, suspend future shipments except shipments already loaded into barges. Seller shall, within 10 days, provide Buyer with reasonable assurances that subsequent monthly deliveries of coal shall meet or exceed the Guaranteed Monthly Weighted Averages set forth in section 6.1. If Seller fails to provide such assurances within said 10 day period, Buyer may terminate this Agreement by giving written notice of such termination at the end of the 10 day period. A waiver of this right

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

for any one period by Buyer shall not constitute a waiver for subsequent periods. If Seller provides such assurances to Buyer's reasonable satisfaction, shipments hereunder shall resume and any tonnage deficiencies resulting from suspension may be made up at Buyer's sole option. Buyer shall not unreasonably withhold its acceptance of Seller's assurances, or delay the resumption of shipment. If Seller, after providing such assurances, fails to meet any of the Guaranteed Monthly Weighted Averages (as to either LG&E or KU) for any one (1) month within the next six (6) months or if three (3) barge shipments or one (1) rail shipment are rejectable within any one (1) month during such six (6) month period, then Buyer may terminate this Agreement and exercise all its other rights and remedies under applicable law and in equity for Seller's breach.

     Section 6.5 IMPLIED WARRANTIES. Except as expressly set forth herein in section 6, Seller makes no other warranties and expressly disclaims any other warranty, of any kind, including those of merchantability and fitness, there being no warranties which extend beyond those expressly set forth herein.

     SECTION 7. WEIGHTS, SAMPLING AND ANALYSIS.

     Section 7.1 WEIGHTS. The weight of the coal delivered hereunder shall be determined on a per shipment basis by Buyer on the basis of scale weights at the generating station(s) unless another method is mutually agreed upon by the parties. Such scales shall be duly reviewed by an appropriate testing agency and maintained in an accurate condition. Seller shall have the right, at

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

Seller's expense and upon reasonable notice, to have the scales checked for accuracy at any reasonable time or frequency. If the scales are found to be over or under the tolerance range allowable for the scale based on industry accepted standards, either party shall pay to the other any amounts owed due to such inaccuracy for a period not to exceed thirty (30) days before the time any inaccuracy of scales is determined.

     Section 7.2 SAMPLING AND ANALYSIS. The Seller has sole responsibility for quality control of the coal and shall forward its as loaded quality to the Buyer as soon as possible. The sampling and analysis of the coal delivered hereunder shall be performed by Buyer and the results thereof shall be accepted and used for the quality and characteristics of the coal delivered under this Agreement. All analyses shall be made in Buyer's laboratory at Buyer's expense in accordance with Buyer's approved methods. Samples for analyses shall be taken by Buyer's approved procedures of sampling, may be composited and shall be taken with a frequency and regularity sufficient to provide reasonably accurate representative samples of the deliveries made hereunder. Seller represents that it is familiar with Buyer's sampling and analysis practices, and finds them to be acceptable. Buyer shall notify Seller in writing of any significant changes in Buyer's sampling and analysis practices. Any such changes in Buyer's sampling and analysis practices shall provide for no less accuracy than the sampling and analysis practices existing at the time of the execution of this Agreement, unless the parties otherwise mutually agree.

     Each sample taken by Buyer shall be divided into 4 parts and put into airtight containers, properly labeled and sealed. One part shall be used for analysis by Buyer; one part shall be used

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

by Buyer as a check sample, if Buyer in its sole judgment determines it is necessary; one part shall be retained by Buyer (LG&E) until the 25th of the month following the month of unloading (the "Disposal Date") or Buyer (KU) until thirty (30) days ("Disposal Date") after the sample is taken, and shall be delivered to Seller for analysis if Seller so requests before the Disposal Date; and one part ("Referee Sample") shall be retained by Buyer until the Disposal Date. Seller shall be given copies of all analyses made by Buyer by the 12th business day of the month following the month of unloading, in addition, Buyer
(KU) will send weekly analyses of coal unloadings to Seller. Seller, on reasonable notice to Buyer shall have the right to have a representative present to observe the sampling and analyses performed by Buyer. Unless Seller requests a Referee Sample analysis before the Disposal Date, Buyer's analysis shall be used to determine the quality of the coal delivered hereunder. The Monthly Weighted Averages shall be determined by utilizing the individual shipment analyses.

     If any dispute arises before the Disposal Date, the Referee Sample retained by Buyer shall be submitted for analysis to an independent commercial testing laboratory ("Independent Lab") mutually chosen by Buyer and Seller. All testing of any such sample by the Independent Lab shall be at requestor's expense unless the results differ by more than the applicable ASTM reproducibility standards, in such case, Buyer will pay for testing. If the Independent Lab results differ by more than the applicable ASTM reproducibility standards, the Independent Lab results will govern. The cost of the analysis made by the Independent Lab shall be borne by Seller to the

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

extent that Buyer's analysis prevails and by Buyer to the extent that the analysis of the Independent Lab prevails.

     SECTION 8. PRICE.

     Section 8.1 BASE PRICE. The base price ("Base Price") of the coal to be sold hereunder will be firm and will be determined by the year in which the coal is delivered as defined in section 5 in accordance with the following schedule:


                             BASE PRICE - QUALITY 1
                             ----------------------

          YEAR                    ($ PER MMBTU)              ($ PER TON)
          ----                    -------------               ----------
          2002                    0.9591 F.O.B. Rail          $21.10
                                  1.141  F.O.B. Barge         $25.10
          2003                    0.9591 F.O.B. Rail          $21.10
                                  1.141  F.O.B. Barge         $25.10
          2004                           *                       *
          2005                           *                       *

                             BASE PRICE - QUALITY 2
                             ----------------------

          YEAR                    ($ PER MMBTU)              ($ PER TON)
          ----                    -------------               ----------
          2002                    1.091 F.O.B. Barge          $24.00
          2003                    1.091 F.O.B. Barge          $24.00
          2004                           *                       *
          2005                           *                       *

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

                              BASE PRICE - QUALITY 3
                              ----------------------

          YEAR                    ($ PER MMBTU)              ($ PER TON)
          ----                     -------------              ----------
          2002                    1.0682 F.O.B. Barge         $23.50
          2003                    1.0682 F.O.B. Barge         $23.50
          2004                           *                       *
          2005                           *                       *

     * Buyer and Seller will begin price negotiations on or before July 1, 2003 for prices to be effective during the years 2004 and 2005. The parties then shall attempt to negotiate on new prices and/or other terms and conditions between July 1, 2003 and October 1, 2003. If the parties do not reach an agreement by October 1, 2003, then this Agreement will terminate as of December 31, 2003 without liability due to such termination for either party, and the parties shall have no further obligations hereunder except those incurred prior to the date of termination. This clause shall not be interpreted as a Right of First Refusal or exclusive supply agreement.

     Section 8.2 QUALITY PRICE DISCOUNTS.

     (a) The Base Price is based on coal meeting or exceeding the Guaranteed Monthly Weighted Average specifications for the Louisville Gas and Electric generating stations and the Kentucky Utility generating stations, as set forth in section 6.1. Quality price discounts shall be applied for each specification, separately for the Louisville Gas and Electric generating stations and for the Kentucky Utility generating stations, to reflect failures to meet the Guaranteed Monthly Weighted Averages set forth in section 6.1, as determined pursuant to section 7.2, subject to the provisions set forth below. The discount values used are as follows:

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

                             MONTHLY DISCOUNT VALUES
                             -----------------------

                             BTU/LB.   $ 0.2604/MMBTU

                             ASH       $ 0.0083/LB/MMBTU

                             MOISTURE  $ 0.0016/LB/MMBTU

                             SULFUR    $ 0.1232/LB/MMBTU

     (b) Notwithstanding the foregoing, for each specification, there shall be no discount if the actual Monthly Weighted Average meets the applicable Discount Point set forth below. Actual Monthly Weighted Averages will be separately calculated for the Louisville Gas and Electric generating stations and for the Kentucky Utility generating stations. However, if the actual Monthly Weighted Average for the Louisville Gas and Electric generating stations and/or the Kentucky Utility generating stations fail to meet such applicable Discount Point, then the discount shall apply to and shall be calculated on the basis of the difference between the actual Monthly Weighted Average and the Guaranteed Monthly Weighted Average pursuant to the methodology shown in Exhibit A attached hereto. The discount will be applied only to the particular company whose actual Monthly Weighted Average failed to meet the Discount Points.

                                 QUALITY 1
                                 ---------

                    GUARANTEED MONTHLY WEIGHTED AVERAGE     DISCOUNT POINT
                    ------------------------------------    --------------
     BTU                          Min. 11,000 BTU/LB        10,850 BTU/LB
     ASH                          Max. 10.50 LB/MMBTU       10.80 LB/MMBTU

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     MOISTURE                     Max.     13.00 LB/MMBTU     13.50 LB/MMBTU
     SULFUR                       Max.      3.125 LB/MMBTU     3.18 LB/MMBTU

                                QUALITY 2
                                ---------

                    GUARANTEED MONTHLY WEIGHTED AVERAGE       DISCOUNT POINT
                    ----------------------------------        --------------
     BTU                          Min.   11,000 BTU/LB        10,850 BTU/LB
     ASH                          Max.   10.70 LB/MMBTU       11.10 LB/MMBTU
     MOISTURE                     Max.   12.50 LB/MMBTU      12.95 LB/MMBTU
     SULFUR                       Max.   3.30 LB/MMBTU        3.40 LB/MMBTU

                                  QUALITY 3
                                  ---------

                    GUARANTEED MONTHLY WEIGHTED AVERAGE       DISCOUNT POINT
                     -----------------------------------      --------------
     BTU                        Min.    11,000 BTU/LB         10,850 BTU/LB
     ASH                        Max.    11.50 LB/MMBTU        12.00 LB/MMBTU
     MOISTURE                   Max.    12.50 LB/MMBTU       12.95 LB/MMBTU
     SULFUR                     Max.    3.75 LB/MMBTU         3.82 LB/MMBTU

     For example, if the actual Monthly Weighted Average of ash for Quality 1 is
10.90 lb/MMBTU, then the applicable discount would be (10.90 lb. - 10.50 lb.) X $.0083/lb/MMBTU = $.00330/MMBTU.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     Section 8.3 PAYMENT CALCULATION Exhibit A attached hereto shows the methodology for calculating the coal payment and quality price discounts for the month Seller's coal was unloaded by Buyer. If there are any such discounts, Buyer shall apply credit to amounts owed Seller for the month the coal was unloaded.

     SECTION 9. INVOICES, BILLING AND PAYMENT.

     Section 9.1 INVOICING: Two separate invoices will be sent to Buyer. The invoice for Louisville Gas and Electric will be sent to the following address:

                 Louisville Gas and Electric Company
                 220 West Main Street
                 Louisville, KY  40202
                 Attention: Manager - LG&E/KU Fuels

The invoice for Kentucky Utilities will be sent to the following address:

                 Kentucky Utilities Company
                 220 West Main Street
                 Louisville, KY  40202
                 Attention: Manager - LG&E/KU Fuels

     Section 9.2 INVOICE PROCEDURES FOR COAL SHIPMENTS. Seller shall provide Buyer two separate invoices, one for Louisville Gas and Electric and one for Kentucky Utilities. Seller shall invoice Buyer at the Base Price, minus any quality price discounts, for all coal unloaded in a calendar month by the fifteenth (15th) of the following month.

     SECTION  9.3  PAYMENT PROCEDURES FOR COAL SHIPMENTS.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     For all coal delivered pursuant to SECTION 5 hereof, and unloaded at the Buyer's generating station(s) between the first (1st) and fifteenth (15th) days of any calendar month. Buyer shall make preliminary payment for seventy-five percent (75%) of the amount owed for the coal (based on the assumption that the coal will meet all guaranteed monthly quality parameters) by the twenty-fifth
(25th) day of such month of delivery and unloading, except that, if the 25th is not a regular work day, payment shall be made on the next regular work day. For all coal delivered, as defined in section 5 hereof, and unloaded at the Buyer's generating station(s) between the sixteenth (16th) and the last day of any calendar month. Buyer shall make preliminary payment for seventy-five percent (75%) of the delivered and unloaded coal by the tenth (10th) day of the month following the month of delivery, except that, if the 10th is not a regular work day, payment shall be made on the next regular work day.

     Preliminary payment shall be in the amount of seventy-five percent (75%) of the then current price on a dollar per ton basis as calculated by the guaranteed monthly weighted average BTU/lb. and the then current Base Price in cents per MMBTU.

     A reconciliation of amounts paid and amounts owed shall occur by the twenty-fifth (25th) day of the month following the month of delivery and unloading. (For example, Buyer will make one initial payment by September 25 for seventy-five percent of coal delivered and unloaded September 1 through 15, and another initial payment by October 10 for seventy-five percent of coal delivered and unloaded September 16 through 30. A reconciliation will occur by October 25 for all deliveries and unloadings made in September.) The reconciliation shall be made as

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

follows: Seller shall invoice Buyer on or before the 15th day of the month following the month of delivery and unloading. The amount due for all coal (based on the Base Price minus any Quality Price Discounts) delivered and unloaded and accepted by Buyer during any calendar month shall be calculated and compared to the sum of the preliminary payments made for coal delivered and unloaded and accepted during such month. The difference shall be paid by or paid to Seller, as applicable, by the twenty-fifth (25th) day of the month following the month of delivery and unloading, except, that, if the 25th is not a regular work day, payment shall be made in the next regular work day. Buyer electronically transfer funds to Seller's Account:

                 Black Beauty Coal Company
                 PNC Bank
                 Account No. 10075719
                 ABA No. 043000096

     Section 9.4 WITHHOLDING. Buyer shall have the right to withhold from payment of any billing or billings (i) any sums which it is not able in good faith to verify or which it otherwise in good faith disputes, (ii) any damages resulting from or likely to result from any breach of this Agreement by Seller, and (iii) any amounts owed to Buyer from Seller. Buyer shall notify Seller promptly in writing of any such issue, stating the basis of its claim and the amount it intends to withhold.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     Payment by Buyer, whether knowing or inadvertent, of any amount in dispute shall not be deemed a waiver of any claims or rights by Buyer with respect to any disputed amounts or payments made.

     SECTION 10. FORCE MAJEURE.

     Section 10.1 GENERAL FORCE MAJEURE. If either party hereto is delayed in or prevented from performing any of its obligations or from utilizing the coal sold under this Agreement due to acts of God, war, riots, civil insurrection, acts of the public enemy, strikes, labor disputes, lockouts, fires, explosions, floods or earthquakes, other severe weather conditions, damage to or breakdown of facilities, plant or equipment or other causes (whether of a similar or dissimilar nature), which are beyond the reasonable control and without the fault or negligence of the party affected thereby, then the obligations of both parties hereto shall be suspended to the extent made necessary by such event; provided that the affected party gives written notice to the other party as early as practicable of the nature and probable duration of the force majeure event. The party declaring force majeure shall exercise due diligence to avoid and shorten the force majeure event and will keep the other party advised as to the continuance of the force majeure event.

     During any period in which Seller's ability to perform hereunder is affected by a force majeure event, Seller shall not deliver any coal to any other buyers to whom Seller's ability to supply is similarly affected by such force majeure event unless contractually committed to do so at the beginning of the force majeure event; and further shall deliver to Buyer under this

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

Agreement at least a pro rata portion (on a per ton basis) of its total contractual commitments to all its buyers to whom Seller's ability to supply is similarly affected by such force majeure event in place at the beginning of the force majeure event. An event which affects the Seller's ability to produce or obtain coal from a mine other than the Coal Property will not be considered a force majeure event hereunder.

     Tonnage deficiencies resulting from a force majeure event shall be made up at Buyer's sole option on a mutually agreed upon schedule.

     Section 10.2 ENVIRONMENTAL LAW FORCE MAJEURE. The parties recognize that, during the continuance of this Agreement, legislative or regulatory bodies or the courts may adopt or reinterpret environmental laws, regulations, policies and/or restrictions which will make it impossible or commercially impracticable for Buyer to utilize this or like kind and quality coal which thereafter would be delivered hereunder. If as a result of the adoption or reinterpretation of such laws, regulations, policies, or restrictions, or change in the interpretation or enforcement thereof, Buyer decides that it will be impossible or commercially impracticable (uneconomical) for Buyer to utilize such coal, Buyer shall so notify Seller, and thereupon Buyer and Seller shall promptly consider whether corrective actions can be taken in the mining and preparation of the coal at Seller's mine and/or in the handling and utilization of the coal at Buyer's generating station; and if in Buyer's sole judgment such actions will not, without unreasonable expense to Buyer, make it possible and commercially practicable for Buyer to so utilize coal which thereafter would be delivered hereunder without violating any applicable law, regulation, policy

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

or order, Buyer shall have the right, upon the later of 60 days notice to Seller or the effective date of such restriction, to terminate this Agreement without further obligation hereunder on the part of either party.

     SECTION 11. CHANGES. Buyer may, by mutual agreement with Seller, at any time by written notice pursuant to section 12 of this Agreement, make changes within the general scope of this Agreement in any one or more of the following: quality of coal or coal specifications, quantity of coal, method or time of shipments, place of delivery (including transfer of title and risk of loss), method(s) of weighing, sampling or analysis and such other provision as may affect the suitability and amount of coal for Buyer's generating stations.

     If any such changes makes necessary or appropriate an increase or decrease in the then current price per ton of coal, or in any other provision of this Agreement, an equitable adjustment shall be made in: price, whether current or future or both, and/or in such other provisions of this Agreement as are affected directly or indirectly by such change, and the Agreement shall thereupon be modified in writing accordingly.

     Any claim by the Seller for adjustment under this section 11 shall be asserted within thirty (30) days after the date of Seller's receipt of the written notice of change, it being understood, however that Seller shall not be obligated to proceed under this Agreement as changed until an equitable adjustment has been agreed upon. The parties agree to negotiate promptly and in good faith to agree upon the nature and extent of any equitable adjustment.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     SECTION 12. NOTICES.

     Section 12.1 FORM AND PLACE OF NOTICE. Any official notice, request for approval or other document required to be given under this Agreement shall be in writing, unless otherwise provided herein, and shall be deemed to have been sufficiently given when delivered in person, transmitted by facsimile or other electronic media, delivered to an established mail service for same day or overnight delivery, or dispatched in the United States mail, postage prepaid, for mailing by first class, certified, or registered mail, return receipt requested, and addressed as follows:

     If to Buyer:  Louisville Gas and Electric Company/Kentucky Utilities
                   Company
                   220 West Main Street
                   Louisville, Kentucky 40202
                   Attn.: Director Corporate Fuels and By Products

     If to Seller: Black Beauty Coal Company
                   414 South Fares
                   Evansville, Indiana 47702
                   Attn: Senior Vice President Marketing and Operational
                         Services

     Section 12.2 CHANGE OF PERSON OR ADDRESS. Either party may change the person or address specified above upon giving written notice to the other party of such change.

     Section 12.3 ELECTRONIC DATA TRANSMITTAL. Seller hereby agrees, at Seller's cost, to electronically transmit shipping notices and/or other data to Buyer in a format acceptable to and

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

established by Buyer upon Buyer's request. Buyer shall provide Seller with the appropriate format and will inform Seller as to the electronic data requirements at the appropriate time.

     SECTION 13. RIGHT TO RESELL. Buyer shall have the unqualified right to resell all or any of the coal purchased under this Agreement.

     SECTION 14. INDEMNITY AND INSURANCE.

     Section 14.1 INDEMNITY. Seller agrees to indemnify and save harmless Buyer, its officers, directors, employees and representatives from any responsibility and liability for any and all claims, demands, losses, legal actions for personal injuries, property damage and pollution (including reasonable inside and outside attorney's fees) (i) relating to the trucks, barges or railcars provided by Buyer or Buyer's contractor while such trucks, barges or railcars are in the care and custody of the loading dock or loading facility, (ii) due to any failure of Seller to comply with laws, regulations or ordinances, or (iii) due to the acts or omissions of Seller in the performance of this Agreement.

     Notwithstanding any provision in this Agreement to the contrary (except for Seller's indemnifications hereunder with respect to third party claims), in no event shall either party be liable to the other for any special, indirect, or consequential losses or damages arising from a breach of the Agreement including, without limitation, loss or profit, loss of operating income,

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

loss of, use of, or reduction in the use of, their respective assets or increased exposure of operation or maintenance or the suitability of said assets.

     Section 14.2 INSURANCE. Seller agrees to carry insurance coverage with minimum limits as follows:

                  (1) Commercial General Liability, including Completed Operations and Contractual Liability, $5,000,000 single limit liability.

                  (2) Automobile General Liability, $1,000,000 single limit liability.

                  (3) Workers' Compensation and Employer's Liability with statutory limits.

     If any of the above policies are written on a claims made basis, then the retroactive date of the policy or policies will be no later than the effective date of this Agreement. Certificates of Insurance satisfactory in form to the Buyer and signed by the Seller's insurer shall be supplied by the Seller to the Buyer evidencing that the above insurance is in force and that not less than 30 calendar days written notice will be given to the Buyer prior to any cancellation or material reduction in coverage under the policies. The Seller shall cause its insurer to waive all subrogation rights against the Buyer respecting all losses or claims arising from performance hereunder. Evidence of such waiver satisfactory in form and substance to the Buyer shall be exhibited in the Certificate of Insurance mentioned above. Seller's liability shall not be limited to its insurance coverage.

                  (4) Seller may self-insure in accordance with Seller's overall insurance policy in lieu of carrying insurance coverage required to be carried pursuant to this section 14.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     SECTION 15. TERMINATION FOR DEFAULT.

     Subject to section 6.4, if either party hereto commits a material breach of any of its obligations under this Agreement at any time, including, but not limited to, a breach of a representation and warranty set forth herein, then the other party has the right to give written notice describing such breach and stating its intention to terminate this Agreement no sooner than 30 days after the date of the notice (the "notice period"). If such material breach is curable and the breaching party cures such material breach within the notice period, then the Agreement shall not be terminated due to such material breach. If such material breach is not curable or the breaching party fails to cure such material breach within the notice period, then this Agreement shall terminate at the end of the notice period in addition to all the other rights and remedies available to the aggrieved party under this Agreement and at law and in equity.

     SECTION 16. TAXES, DUTIES AND FEES.

     Seller shall pay when due, and the price set forth in section 8 of this Agreement shall be inclusive of, all taxes, duties, fees and other assessments of whatever nature imposed by governmental authorities with respect to the transactions contemplated under this Agreement.

     SECTION 17. DOCUMENTATION AND RIGHT OF AUDIT.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     Seller shall maintain all records and accounts pertaining to payments, quantities, quality analyses, and source for all coal supplied under this Agreement for a period lasting through the term of this Agreement and for two years thereafter. Buyer shall have the right at no additional expense to Buyer to audit, copy and inspect such records and accounts at any reasonable time upon reasonable notice during the term of this Agreement and for 2 years thereafter, and Seller shall cooperate at no additional cost to Buyer.

     SECTION 18. EQUAL EMPLOYMENT OPPORTUNITY. To the extent applicable, Seller shall comply with all of the following provisions which are incorporated herein by reference: Equal Opportunity regulations set forth in 41 CFR section 60-1.4(a) and (c) prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, or national origin; Vietnam Era Veterans Readjustment Assistance Act regulations set forth in 41 CFR section 50-250.4 relating to the employment and advancement of disabled veterans and veterans of the Vietnam Era; Rehabilitation Act regulations set forth in 41 CFR section 60-741.4 relating to the employment and advancement of qualified disabled employees and applicants for employment; the clause known as "Utilization of Small Business Concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals" set forth in 15 USC section 637(d)(3); and subcontracting plan requirements set forth in 15 USC section 637(d).

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     SECTION 19. COAL PROPERTY INSPECTIONS. Buyer and its representatives, and others as may be required by applicable laws, ordinances and regulations shall have the right at all reasonable times and at their own expense to inspect the Coal Property, including the loading facilities, scales, sampling system(s), wash plant facilities, and mining equipment for conformance with this Agreement. Seller shall cooperate with such inspection at no additional cost to Buyer. Seller shall undertake reasonable care and precautions to prevent personal injuries to any representatives, agents or employees of Buyer (collectively, "Visitors") who inspect the Coal Property. Any such Visitors shall make every reasonable effort to comply with Seller's regulations and rules regarding conduct on the work site, made known to Visitors prior to entry, as well as safety measures mandated by state or federal rules, regulations and laws. Buyer understands that mines and related facilities are inherently high-risk environments. Buyer's failure to inspect the Coal Property or to object to defects therein at the time Buyer inspects the same shall not relieve Seller of any of its responsibilities nor be deemed to be a waiver of any of Buyer's rights hereunder.

     SECTION 20. MISCELLANEOUS.

     Section 20.1 APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Kentucky, and all questions of performance of obligations hereunder shall be determined in accordance with such laws.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     Section 20.2 HEADINGS. The paragraph headings appearing in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

     Section 20.3 WAIVER. The failure of either party to insist on strict performance of any provision of this Agreement, or to take advantage of any rights hereunder, shall not be construed as a waiver of such provision or right.

     Section 20.4 REMEDIES CUMULATIVE. Remedies provided under this Agreement shall be cumulative and in addition to other remedies provided under this Agreement or by law or in equity.

     Section 20.5 SEVERABILITY. If any provision of this Agreement is found contrary to law or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms, unless such unlawful or unenforceable provision is material to the transactions contemplated hereby, in which case the parties shall negotiate in good faith a substitute provision.

     Section 20.6 BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties and their successors and assigns.

     Section 20.7 ASSIGNMENT.

     A. Seller shall not, without Buyer's prior written consent, which may be withheld in Buyer's sole discretion, make any assignment or transfer of this Agreement, by operation of law or otherwise, including without limitation any assignment or transfer as security for any obligation, and shall not assign or transfer the performance of or right or duty to perform any

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

obligation of Seller hereunder; provided, however, that Seller may assign the right to receive payments for coal directly from Buyer to a lender as part of any accounts receivable financing or other revolving credit arrangement which Seller may have now or at any time during the term of this Agreement.

     B. Buyer shall not, without Seller's prior written consent, which may not be unreasonably withheld, assign this Agreement or any right for the performance of or right or duty to perform any obligation of Buyer hereunder; except that, without such consent, Buyer may assign this Agreement in connection with a transfer by Buyer of all or a part interest in the generating station, or as part of a merger or consolidation involving Buyer, or to an affiliate of Buyer..

     C. In the event of an assignment or transfer contrary to the provisions of this section, the non-assigning party may terminate this Agreement immediately.

     Section 20.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties as to the subject matter hereof, and there are no representations, understandings or agreements, oral or written, which are not included herein. Without limiting the foregoing (a) this Agreement shall not be construed as a requirements or similar agreement, and (b) this Agreement shall not be construed as affecting Buyer's ability to negotiate with and/or acquire other sources of coal from third parties throughout the term hereof.

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

     Section 20.9 AMENDMENTS. Except as otherwise provided herein, this Agreement may not be amended, supplemented or otherwise modified except by written instrument signed by both parties hereto.

     Louisville Gas and Electric and Kentucky Utilities shall be jointly and severally liable for all obligations of Buyer hereunder, it being intended that Seller be entitled to enforce its rights hereunder against each or both parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

LOUISVILLE GAS AND ELECTRIC           BLACK BEAUTY COAL COMPANY
COMPANY

By:    /s/ Paul W. Thompson           By:    /s/ Eugene D. Aimone
      ----------------------------          ----------------------------
      Paul W. Thompson                      Sr. VP
      SVP -  Energy Services

Date: 10/26/01                        Date: 10/22/01

KENTUCKY UTILITIES COMPANY

By:   /s/ Paul W. Thompson
      ----------------------------
      Paul W. Thompson
      SVP - Energy Services

Date: 10/26/01

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

                                                                       Exhibit A
                                                                     Page 1 of 2
                                    EXHIBIT A
              SAMPLE COAL PAYMENT CALCULATIONS - QUALITY 1 BY RAIL
              For contracts supplied from multiple "origins", each
                    "origin will be calculated individually.

                         SECTION I                                                   BASE DATA
     -----------------------------------------------------                      -----------------------
1)   Base F.O.B. price per ton:                                                 $        21.10          /ton
                                                                                -----------------------
1a)  Tons of coal delivered:                                                                            tons
                                                                                -----------------------
2)   Guaranteed average heat content:                                                   11,000          BTU/LB.
                                                                                -----------------------
2r)  As received monthly avg. heat content:                                                             BTU/LB.
                                                                                -----------------------
2a)  Energy delivered in MMBTU:                                                                         MMBTU
                                                                                -----------------------
[(Line 1a) *2,000 lb./ton*(Line 2r)] *MMBTU/1,000,000 BTU
[(     ) *2,000 lb./ton*(     )]*MMBTU/1,000,000 BTU

2b)      Base F.O.B. price per MMBTU:                                           $       0.9591          MMBTU
                                                                                -----------------------
{[(Line 1)/(Line 2)]*(1 ton/2,000 lb.)]}*1,000,000 BTU/MMBTU
{[(     /ton)/(           BTU/LB)]*(1 ton/2,000 lb.)}*1,000,000 BTU/MMBTU

3)   Guaranteed monthly avg. max. sulfur                                                 3.125          LBS./MMBTU
                                                                                -----------------------
3r)  As received quarterly avg. sulfur                                                                  LBS./MMBTU
                                                                                -----------------------

4)   Guaranteed monthly avg. ash                                                         10.50          LBS./MMBTU
                                                                                -----------------------
4r)  As received monthly avg. ash                                                                       LBS./MMBTU
                                                                                -----------------------

5)   Guaranteed monthly avg. max. moisture                                                13.0          LBS./MMBTU
                                                                                -----------------------
5r)  As received monthly avg. moisture                                                                  LBS./MMBTU
                                                                                -----------------------

                           SECTION II                                                   DISCOUNTS
     -----------------------------------------------------                      -----------------------
     Assign a (-) to all discounts (round to (5) decimal places)
6d)  BTU/LB.:  If line 2r < 10,850 BTU/lb. then:
     {1 -{(line 2r) / (line 2)} * $0.2604/MMBTU
     {1 - (    ) / (    )} * $0.2604 =                                               $                  /MMBTU
                                                                                     ------------------
7d)  SULFUR:  If line 3r is greater than 3.18 lbs./MMBTU
     [ (line 3r) - (line 3) ] * 0.1232/lb. Sulfur
     [ (    ) - (    ) ] * 0.1232 =                                                  $                  /MMBTU
                                                                                     ------------------
8d)  ASH: If line 4r is greater than 10.8 lbs./MMBTU
     [ (line 4r) - (line 4) ] * 0.0083/MMBTU
     [ (    ) - (    ) ] * 0.0083 =                                                  $                  /MMBTU
                                                                                     ------------------
9d)  MOISTURE:  If line 5r is greater than 13.5 lbs./MMBTU
     [ (line 5r) - (line 5) ] * 0.0016/MMBTU
     [ (    ) - (    ) ] * 0.0016 =                                                  $                  /MMBTU
                                                                                     ------------------

                                                       BLACK BEAUTY COAL COMPANY
                                                        LG&E CONTRACT #LGE 02012
                                                           KU CONTRACT #KUF02857

                                                                       Exhibit A
                                                                     Page 2 of 2

                                                                                TOTAL PRICE
                           SECTION III                                          ADJUSTMENTS
                           -----------                                          -----------
     Determine total Discounts as follows:

     Assign a (-) to all discounts (round to (5) decimal places)

     Line 6d:                                                                   $                       /MMBTU
                                                                                -----------------------

     Line 7d                                                                    $                       /MMBTU
                                                                                -----------------------

     Line 8d                                                                    $                       /MMBTU
                                                                                -----------------------
     Line 9d                                                                    $                       /MMBTU
                                                                                -----------------------

10)  Total Discounts (-):

     Algebraic sum of above:                                                    $                       /MMBTU
                                                                                -----------------------

11)  Total evaluated coal price = (line 2b) + (line 10)

12)  Total discount price adjustment for Energy delivered:
     (line 2a) * (line 10) (-)
     $         /MMBTU           +                                               $                       /MMBTU   =   $
      --------                                                                  -----------------------              ___________

13)  Total base cost of coal
     (line 2a) * (line 2b)
     $         /MMBTU           +                                               $                       /MMBTU   =   $
      --------                                                                  -----------------------              ____________

14)  Total coal payment for month
     (line 12) + (line 13)
     $         /MMBTU           +                                               $                                =   $
      --------                                                                  -----------------------              ___________

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